UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-05571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF4-101 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RadioShack Corporation (NYSE: RSH) announced today that its Board of Directors and Mr. James F. Gooch had agreed that Mr. Gooch would step down from his position as Chief Executive Officer and a director of the Company, effective immediately.

In the interim, Mr. Dorvin Lively, the Company’s Executive Vice President and Chief Financial Officer, will assume the role as acting CEO, working under the Board’s oversight. Information with respect to Mr. Lively’s background and qualifications is set forth in Item 5.02 of the Company’s current report on Form 8-K filed on August 15, 2011, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

99.1	Press Release, dated September 26, 2012, “CEO Jim Gooch to Step Down; Dorvin Lively Named Interim CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of September, 2012.

RadioShack Corporation
(Registrant)

By:	/s/ Dorvin D. Lively

Dorvin D. Lively
Executive Vice President – Acting Chief
Executive Officer, Chief Financial Officer and Chief Administrative Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 26, 2012, “CEO Jim Gooch to Step Down; Dorvin Lively Named Interim CEO”